Exhibit 23

                        Consent of Independent Auditors'

The Board of Directors
First Niagara Financial Group, Inc.:

We consent to the incorporation by reference in the Registration Statements (no. 333-57736, no. 333-105525, and no. 333-105526) on Forms S-8 of First Niagara
Financial Group, Inc. of our report dated January 19, 2004, with respect to the consolidated statements of condition of First Niagara Financial Group, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of First Niagara Financial Group, Inc. Our report included an explanatory paragraph describing the adoption prospectively of the provisions of Statement of Accounting Standards No. 142, Goodwill and Other Intangible Assets, in 2002.


/s/ KPMG LLP

March 10, 2004
Buffalo, New York